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                                                                      Exhibit 16





                                  May 30, 2003



Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C.  20549


Ladies and Gentlemen:

We were previously principal accountants for Tradequest International Inc. (formerly Ethika Corp.) (the "Company") and under the date of April 5, 2001, we reported on the consolidated financial statements of the Company as of and for the two years ended December 31, 2000. On May 30, 2003 our appointment as principal accountants was terminated. We have read the Company's statements included under Item 4 of its Form 8-K dated May 30, 2003, and we agree with such statements, except that we are not in a position to agree or disagree with the Company's statement that HJ & Associates L.L.C. was engaged on May 30, 2003 as the Company's independent accountants.

                                    Very truly yours,

                                    /s/ Miller and McCollom
                                    -----------------------
                                    Miller and McCollom
                                    Certified Public Accountants
                                    4550 Wadsworth Blvd. Ste. 300
                                    Wheat Ridge, Colorado 80033